UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, the Board of Directors of Targeted Genetics Corporation appointed B. G. Susan Robinson to Targeted Genetics’ Board of Directors. Ms. Robinson was appointed as Targeted Genetics’ president and chief executive officer effective November 6, 2008, as described in the Company’s Form 8-K filed on November 12, 2008. Ms. Robinson is a class 3 director and she will be up for reelection at Targeted Genetics’ next annual meeting of the shareholders.

On November 20, 2008, H. Stewart Parker resigned as a director of Targeted Genetics Corporation effective immediately. Ms. Parker resigned from her position as the chief executive officer and president of Targeted Genetics effective November 6, 2008, as described in the Company’s Form 8-K filed on November 12, 2008. Ms. Parker has been a director of Targeted Genetics since its formation in 1989.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

99.1	Press Release of Targeted Genetics Corporation dated November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

Dated: November 20, 2008	By:	/s/ DAVID J. POSTON
David J. Poston Vice President Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Targeted Genetics Corporation dated November 17, 2008